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                             ELTRAX SYSTEMS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William P. O'Reilly and Clunet R. Lewis, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Eltrax Systems, Inc. (the "Company") held of record by the undersigned on _______________, 1999, at a Special Meeting of Shareholders to be held on _________________, 1999, or any adjournment, thereof.

1. PROPOSAL TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE THE COMPANY'S ISSUANCE OF UP TO [10,205,259] SHARES OF THE COMPANY'S COMMON STOCK PURSUANNT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 11, 1998 BY AND AMONG THE COMPANY, SULCUS ACQUIRING CORPORATION, A PENNSYLVANIA CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, AND SULCUS HOSPITALITY TECHNOLOGIES CORP., A PENNSYLVANIA CORPORATION (THE "MERGER AGREEMENT"), WHICH PROVIDES FOR THE MERGER OF SULCUS ACQUIRING CORPORATION WITH AND INTO SULCUS HOSPITALITY TECHNOLOGIES CORP., RESULTING IN SULCUS HOSPITALITY TECHNOLOGIES CORP. BEING A WHOLLY OWNED SUBSIDIARY OF THE COMPANY.

                       / /  FOR    / /  AGAINST    / /  ABSTAIN

2. PROPOSAL TO CONSIDER AND ACT UPON A PROPOSAL TO AMEND THE COMPANY'S 1998 STOCK INCENTIVE PLAN TO INCREASE BY 1,500,000 THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED PURSUANT TO SUCH PLAN IN ORDER TO PROVIDE FOR THE CONVERSION OF SULCUS HOSPITALITY TECHNOLOGIES CORP. STOCK OPTIONS INTO OPTIONS TO PURCHASE THE COMPANY'S COMMON STOCK IN ACCORDANCE WITH THE MERGER AGREEMENT.

                       / /  FOR    / /  AGAINST    / /  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                         (CONTINUED ON REVERSE SIDE)

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     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN NUMBERS 1 AND 2 ABOVE. The undersigned acknowledges receipt prior to the execution this proxy a Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus dated _________, 199___.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                             Date



                                             Signature



                                             Signature if held jointly



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



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